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                         FOUNDATION HEALTH CORPORATION
                                 EXHIBIT 11
                        Earnings Per Share Computation
                       Utilizing the Treasury Stock Method
                   (Dollars in thousands, except share amounts)


                                                                    Quarter ended              Nine months ended
                                                                      March 31,                     March 31,
                                                               -------------------------     ----------------------
                                                                  1996           1995           1996          1995
                                                               ----------    -----------     ---------    -----------
Proceeds upon exercise of options outstanding                  $   97,055    $    47,954
                                                               ----------    -----------
                                                               ----------    -----------
Average market price of common stock                           $     39.57   $     30.63
                                                               ----------    -----------
                                                               ----------    -----------
Weighted average common shares outstanding                      57,877,871    57,017,649
Issued shares- exercise of options                               2,987,617     1,906,568
Shares assumed to be repurchased with proceeds from exercise    (2,453,016)   (1,565,737)
                                                               ----------    -----------    -----------   -----------
Weighted average shares outstanding   (A)                       58,412,472    57,358,480     57,972,132    53,892,518
                                                               ----------    -----------    -----------   -----------
                                                               ----------    -----------    -----------   -----------
Net income (loss) for the period  (B)                          $    41,848   $    36,291    $   122,901   $    10,675
                                                               ----------    -----------    -----------   -----------
                                                               ----------    -----------    -----------   -----------
Earnings per share   (B) / (A)                                 $      0.72   $      0.63    $      2.12   $      0.20
                                                               ----------    -----------    -----------   -----------
                                                               ----------    -----------    -----------   -----------

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